UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2011

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 603-7700

__________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a) On December 15, 2011, Image Sensing Systems, Inc. (the “Company”) entered into Fourth Modification to Manufacturing, Distributing and Technology License Agreement (the “Fourth Amendment”) with Econolite Control Products, Inc. (“Econolite”). The Fourth Amendment amends the Manufacturing, Distributing and Technology License Agreement dated June 11, 1991 by and between the Company and Econolite, as subsequently amended and modified by a Letter Agreement dated June 19, 1997; a Modification to Manufacturing, Distributing and Technology License Agreement dated September 1, 2000; an Extension and Second Modification to Manufacturing, Distributing and Technology License Agreement dated July 13, 2001; a Settlement Agreement, Contract Modification and Mutual Release executed August 3, 2006; the Extension and Third Modification to Manufacturing, Distributing and Technology License Agreement dated July 3, 2008; and an amended Exhibit A dated September 21, 2009 (as so amended and modified, the “Econolite Agreement”). Effective January 2, 2011, the Company, Econolite and Econolite Canada, Inc. (“ECI”) entered into an Exclusive License and Distribution Agreement (the “Canada RTMS Agreement”).

Under the Econolite Agreement, the Company granted to Econolite the exclusive right to manufacture and distribute the Company’s Autoscope® products in the United States, Canada, Mexico and the Caribbean. Under the Canada RTMS Agreement, the Company granted to Econolite and ECI the exclusive right to manufacture and distribute the Company’s RTMS products in Canada. The Fourth Amendment amended the Econolite Agreement to grant to Econolite the exclusive right to manufacture and distribute the Company’s RTMS products in the United States and Mexico.

The foregoing description of the Fourth Amendment is qualified by reference to the copy of the Fourth Amendment attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 2 – Financial Information

Item 2.05. Costs Associated With Exit or Disposal Activities.

In connection with the Fourth Amendment, the Company expects to implement a series of changes to improve financial performance. The restructuring related charges are to include costs associated with the transition away from inhouse assembly of RTMS products, workforce reductions, facility closure costs and inventory adjustments.

The Company initiated the changes in the fourth quarter of 2011, beginning with entering into the Fourth Amendment, and it expects to complete the actions by the end of 2012. The Company expects to incur total pre-tax charges of between $650,000 and $900,000 related to the restructuring. Given the timing of these actions, the Company estimates that between $550,000 and $750,000 of the charges will be recorded in the fourth quarter of 2011, with the remainder of the charges to be recorded in 2012.

The amount of the restructuring charges described above are estimates, and the actual charges may vary materially based on various factors, including the timing of product assembly transitions; actual employee terminations; sales, write-downs and other factors affecting inventory value; changes in management’s assumptions; and other factors.

A copy of the Company’s press release announcing the Fourth Amendment and the restructuring charge is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits. The following documents are hereby filed or furnished (as indicated) as exhibits to this Current Report on Form 8-K:

Exhibit No.

10.1    Fourth Modification to Manufacturing, Distributing and Technology License Agreement dated as of December 15, 2011 by and between Econolite and the Company (filed).

99.1    Press Release dated December 20, 2011 (furnished).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: December 20, 2011
	By	/s/ Gregrory R. L. Smith
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

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Exhibit Index

Exhibit No.

10.1    Fourth Modification to Manufacturing, Distributing and Technology License Agreement dated as of December 15, 2011 by and between Econolite and the Company (filed).

99.1    Press Release dated December 20, 2011 (furnished).

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